EXhibit 10.2

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Settlement Agreement”) is made and entered into as of March 28, 2018, by and between Plaintiffs Harvey Kalan, M.D., The Harvey Kalan, M.D., Inc. Employee Welfare Benefit Plan, Pamela K. Erdman, M.D., The Dr. Pamela K. Erdman, M.D., Inc. Employee Welfare Benefit Plan, Martin Zenni, M.D., Elisa Zenni, M.D., and The M&E Zenni, Inc. Welfare Benefit Plan (collectively, the “Plaintiffs”), Defendant Farmers & Merchants Trust Company of Chambersburg as successor by merger to Community Trust Company (“F&M”), and Lawrence Koresko, Koresko Financial, LP incorrectly identified as Koresko Financial, LLP, and Freedom Brokers, LLC (Lawrence Koresko, Koresko Financial, LP, and Freedom Brokers shall be referred to, collectively, as the “LK Parties”). The Plaintiffs, F&M, and the LK Parties are collectively referred to herein as the “Parties.”

WHEREAS, the Plaintiffs filed a putative class action against F&M, the LK Parties and several other defendants in the United States District Court for the Eastern District of Pennsylvania (the “Court”), styled Harvey Kalan, M.D., et al. v. Farmers & Merchants Trust Company of Chambersburg as Successor by Merger to Community Trust Company, et al., Civil Action No. 15‑01435 (the “Litigation”);

WHEREAS, in the Litigation, F&M and the LK Parties have asserted crossclaims against each other, including claims for indemnification and contribution;

WHEREAS, F&M and the LK Parties deny each and every claim asserted by the Plaintiffs and each other in the Litigation;

WHEREAS, the Parties desire fully, finally, and forever to resolve, discharge, and settle the claims F&M and the LK Parties have or could have brought against each other; and,

WHEREAS, Plaintiffs desire to dismiss without prejudice the claims asserted against the LK Parties in the Litigation; an WHEREAS, the Parties, while contesting the claims being settled herein, wish to avoid the time and expense of continued litigation;

NOW, THEREFORE, in consideration of the covenants, conditions, and mutual promises, set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Release of Claims.

(a)Defined terms:

(i)The “Plaintiff Releasing Parties” are the Plaintiffs and their respective heirs, beneficiaries, executors, administrators, trustees, successors, assigns, and personal representatives as well as the employer sponsors of the Plaintiff benefit plans.

(ii)The “F&M Releasing Parties” are F&M and its past, present, and future owners, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, insurers, brokers, agents, and the predecessors, successors or assigns of any of them, jointly and severally.

(iii)The “LK Releasing Parties” are Lawrence Koresko and his heirs, beneficiaries, executors, administrators, trustees, successors, assigns and personal representatives, and Koresko Financial, LP incorrectly identified in the Litigation as Koresko Financial, LLP, and Freedom Brokers, LLC, and each of their respective past, present and future owners, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, insurers, brokers, agents, and the successors or assigns of any of them, jointly and severally.

(iv)The “Putative Class Members” are (i) any and all benefit plans, including those governed by the Employee Retirement Income Security Act of 1974, also known as ERISA, and those not governed by ERISA, whose assets, investments, or interests are held by the Regional Employers Assurance Leagues Voluntary Employees’ Beneficiary Association Trust, also known as the REAL VEBA Trust, or the Single Employer Welfare Benefit Plan Trust, also known as SEWBPT (together the “Trusts”), which Trusts are now under the control of a court-appointed independent fiduciary; and (ii) any and all participants in and beneficiaries of, or individuals with legal or beneficial interests in, the benefit plans whose assets, investments, or interests are held by the Trusts.

(b)The F&M Releasing Parties, jointly and severally, for good and valuable consideration, release and forever discharge Lawrence Koresko, his heirs, beneficiaries, executors, administrators, trustees, successors, assigns and personal representatives, and Koresko Financial, LP incorrectly identified in the Litigation as Koresko Financial, LLP, and Freedom Brokers, LLC, and each of their respective past, present and future owners, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, insurers, brokers, agents, attorneys and the predecessors, and the successors or assigns of any of them, jointly and severally (the “LK Released Parties”), of and from any and all manner of claims, complaints, allegations, demands, actions, suits, causes of actions, and grievances, of any kind or nature whatsoever, as well as all forms of relief, including all accountings, costs, damages, disgorgement, restitution, debts, exemplary or punitive damages, expenses, liabilities, losses, remedies, indemnification, contribution, and attorneys and other professional fees and related disbursements, whether direct or derivative, nominal or beneficial, possessed or claimed, known or unknown, suspected or unsuspected, choate or inchoate, in law or in equity, whether brought under federal, state, or any other jurisdiction’s law, that the F&M Releasing Parties ever had, now have, or hereafter can, shall, or may have, including claims for indemnification or contribution to the extent arising out of or related to the claims and causes of action alleged, or any and all claims or cause of action that could have been alleged, in the Litigation (the “Released F&M Claims”). This release is contingent and shall only be effective upon the Court’s final approval of that certain Settlement Agreement and Release between the Plaintiffs, acting on behalf of the Putative Class Members, and F&M dated March 28, 2018 (“the Class Settlement Agreement”).  This release does not include any claim by the F&M Releasing Parties, or any of them, to enforce the terms of this Settlement Agreement, any claims that have been or could be brought against John J. Koresko, V or Koresko & Associates, P.C., or against any insurance company or insurance agent, other than the LK Released Parties, that sold life insurance policies to the Trusts.  These exclusions are to eliminate any possible ambiguity and mean that John J. Koresko, V, Koresko & Associates, P.C., and insurance companies and agents (other than Lawrence Koresko, Koresko Financial, LP incorrectly identified in the Litigation as Koresko Financial, LLP, and Freedom Brokers, LLC) that sold life insurance policies to the Trusts, are not within the definition of the LK Released Parties;

(c)The LK Releasing Parties, jointly and severally, for good and valuable consideration, release and forever discharge F&M and its past, present, and future owners, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, insurers, brokers, agents, attorneys and the predecessors, successors or assigns of any of them, jointly and severally (the “F&M Released Parties”), of and from any and all manner of claims, complaints, allegations, demands, actions, suits, causes of actions, and grievances, of any kind or nature whatsoever, as well as all forms of relief, including all accountings, costs, damages, disgorgement, restitution, debts, exemplary or punitive damages, expenses, liabilities, losses, remedies, indemnification, contribution, and attorneys and other professional fees and related disbursements, whether direct or derivative, nominal or beneficial, possessed or claimed, known or unknown, suspected or unsuspected, choate or inchoate, in law or in equity, whether brought under federal, state, or any other jurisdiction’s law, that the LK Releasing Parties ever had, now have, or hereafter can, shall, or may have, including claims for indemnification or contribution to the extent arising out of or related to the claims and causes of action alleged, or any and all claims or cause of action that could have been alleged, in the Litigation (the “Released LK Claims”).  This release is contingent and shall only be effective upon the Court’s final approval of the Class Settlement Agreement.  This release does not include any claim by the LK Releasing Parties, or any of them, to enforce the terms of this Settlement Agreement, any claims that have been or could be brought against John J. Koresko, V or Koresko & Associates, P.C., or against any insurance company or insurance agent that sold life insurance policies to the Trusts.  These exclusions are to eliminate any possible ambiguity and mean that John J.

Koresko, V, Koresko & Associates, P.C., and insurance companies and agents that sold life insurance policies to the Trusts are not within the definition of the F&M Released Parties.

Dismissal.

Upon execution of this Settlement Agreement and any other contingencies set forth herein, the Parties shall take such steps as are necessary to:

(a) Dismiss Plaintiffs’ claims against the LK Parties in the Litigation, without prejudice;
(b) Dismiss F&M’s crossclaims against the LK Parties in the Litigation, with prejudice; and
(c) Dismiss the LK Parties’ crossclaims against F&M in the Litigation, with prejudice.

2.No Admission of Liability.  Nothing in this Settlement Agreement, the Litigation or the negotiations that preceded this Settlement Agreement shall be construed as or deemed to be evidence of, or an admission of liability by F&M or the LK Parties for, or of the validity of, any claim or crossclaim that has been or could have been asserted against F&M and/or the LK Parties nor shall it be admissible or offered into evidence in any action or proceeding.

3.Additional Terms and Conditions.

(a)Authority.  All counsel and any other persons executing this Settlement Agreement warrant and represent that they have full authority to do so.

(b)Binding Effect.  This Settlement Agreement shall be binding on, and inure to the benefit of, the successors, assigns, and agents of the Parties, the LK Releasing Parties and F&M Releasing Parties, and the LK Released Parties and F&M Released Parties.

(c)Counterparts.  This Settlement Agreement may be executed in counterparts, including fax or .pdf counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(d)Attorneys’ Fees.  The Parties shall bear their own respective attorneys’ fees and costs in conjunction with this Agreement.  In the event that any action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover in that action their reasonable attorneys’ fees from the non‑prevailing party, in addition to any other relief to which the prevailing party may be entitled.

(e)Advice of Counsel.  Each of the Parties has received or had the opportunity to seek their or its own independent legal advice with respect to the advisability of executing this Agreement and with respect to the releases, waivers, and all other matters contained herein.

(f)Choice of Law.  This Settlement Agreement shall be construed, enforced, and administered in accordance with the substantive laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, AND INTENDING TO BE LEGALLY BOUND HEREBY, the undersigned, being duly authorized on behalf of the Parties, hereby execute this Settlement Agreement.

Farmers & Merchants Trust Company of Chambersburg, as Successor by Merger to Community Trust Company

By:  /s/ Timothy G. Henry_______________

Timothy G. Henry, President & CEO

/s/ Jack M. Stover______________________

Jack M. Stover, Esquire

Jayson R. Wolfgang, Esquire

409 North Second Street

Suite #500

Harrisburg, PA  17101-1357

Attorneys for Farmers & Merchants Trust Company of Chambersburg as successor by merger to Community Trust Company

/s/ Lawrence Koresko

Lawrence Koresko, individually and on behalf of Koresko Financial, LP, and Freedom Brokers, LLC

/s/ James Bainbridge

James Bainbridge, Esquire

The Bainbridge Law Firm, LLC

1250 Germantown Pike, Suite 203

Plymouth Meeting, PA 19462

(484) 690-4542

Attorneys for Lawrence Koresko, individually and on behalf of Koresko Financial, LLP, and Freedom Brokers, LLC

/s/ Harvey Kalan

Harvey Kalan, M.D., individually and on behalf of The Harvey Kalan, M.D., Inc Employee Welfare Benefit Plan

/s/ Pamela K. Erdman

Pamela K. Erdman, M.D., individually and on behalf of The Dr. Pamela K. Erdman, M.D., Inc. Employee Welfare Benefit Plan

/s/ Martin Zenni

Dr. Martin Zenni

/s/ Elissa Zenni

Dr. Elissa Zenni

/s/ Martin Zenni

Dr. Martin Zenni, on behalf of The M&E Zenni Inc., Welfare Benefit Plan

/s/ Ira B. Silverstein

Ira B. Silverstein, Esquire

The Silverstein Firm LLC

1515 Market Street

Suite 1200

Philadelphia, PA  19102

/s/ David I. Lefkowitz

David I. Lefkowitz, Esquire

Wilshire Palisades Law Group, P.C.

1337 Ocean Avenue, Suite A

Santa Monica, CA  90401

Attorneys for the Named Plaintiffs and the Settlement Class